EXHIBIT 4.4

(FRONT OF DOCUMENT; HORIZONTAL)

                                                     COMMON STOCK
                      REALTY (LOGO) INCOME
NUMBER                                                     SHARES
RI
                    Realty Income Corporation

INCORPORATED UNDER THE LAWS
OF THE STATE OF MARYLAND
                                                CUSIP 756109 10 4
                              SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $1.00
PAR VALUE, OF

                      CERTIFICATE OF STOCK

Realty Income Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
This Certificate is not valid until countersigned by the Transfer
Agent and registered by the Registrar.

     Witness the seal of the Corporation and the signatures of its duly authorized officers.

      INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

Dated:

________________________ Chairman

________________________ Secretary                         (SEAL)

COUNTERSIGNED AND REGISTERED:
THE BANK OF NEW YORK
TRANSFER AGENT AND REGISTRAR

BY ______________________ Authorized Signature


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(BACK OF DOCUMENT; VERTICAL)

     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, (if the Corporation is authorized to issue any preferred or special class in series,) (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Requests for such written statement may be directed to Michael R. Pfeiffer, the Secretary of the Company, at the Company's principal office.

     The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially Own in excess of 9.8% of the outstanding Common Shares of the Corporation (by value or by number of shares, whichever is more restrictive); (ii) no Person may Constructively Own in excess of 9.8% of the outstanding Common Shares of the Corporation (by value or by number of shares, whichever is more restrictive);
(iii) no Person may Beneficially or Constructively Own Common Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer Common Shares if such Transfer would result in the capital stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially of Constructively Own Common Shares which causes or will cause a Person to Beneficially or Constructively Own Common Shares in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Common Shares represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the

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Continued

(BACK OF DOCUMENT; VERTICAL)

Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void AB INITIO. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Common Shares on request and without charge. Requests for such a copy may be directed to Michael R. Pfeiffer, the Secretary of the Company, at the Company's principal office.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common

           UNIF GIFT MIN ACT - __________ Custodian _____________
                                 (Cust)                (Minor)
                               under Uniform Gifts to Minors
                               Acts _____________________________
                                               (State)
           UNIF TRF MIN ACT  - ________ Custodian (until age ___)
                                (Cust)
                               __________ under Uniform Transfers
                                (Minor)
                               to Minors Act ____________________
                                                    (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

______________________________________



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Continued

(BACK OF DOCUMENT; VERTICAL)

_________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE)
_________________________________________________________________

_________________________________________________________________

___________________________________________________________Shares

of the common stock represented by the within Certificate, and do hereby irrevocable constitute and appoint

_________________________________________________________Attorney

to transfer the said stock on the books of the within named
Corporation with full power of substitution in the premises.

Dated ____________________________



                     X __________________________________________

                     X __________________________________________

                     NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
                             MUST CORRESPOND WITH THE NAME(S) AS
                             WRITTEN UPON THE FACE OF THE
                             CERTIFICATE IN EVERY PARTICULAR,
                             WITHOUT ALTERATION OR ENLARGEMENT OR
                             ANY CHANGE WHATEVER.

Signature(s) Guaranteed



By _______________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.



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